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                                  Exhibit 10.3

    Consulting Agreement between Cool Management Inc. and Leonard Wayne Voth dated March 1, 1999

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CONSULTING AGREEMENT
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THIS AGREEMENT dated for reference March  1, 1999

BETWEEN

                  COOL MANAGEMENT INC., a company incorporated under the laws of British Columbia having its registered office at 1000-840 Howe Street, Vancouver, British Columbia, V6Z 2M1

                                                                (the "Company");

AND

                  LEONARD WAYNE VOTH, who resides at 4422 Stone Crescent, West Vancouver, British Columbia, V7V 1B7

                                                             (the "Consultant").

WHEREAS:

A. The Company is party to a management contract (the "Management Agreement") between the Company and Cool Entertainment, Inc. ("Cool Entertainment"), a Washington corporation which intends to carry on the business of internet sales of audio and visual products; and

B. The Company wishes to retain the Consultant to provide certain consulting services on the terms and conditions contained in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained the Parties agree as follows:

1.                INTERPRETATION

1.1 In this Agreement the following terms shall have the meaning set out below:

         (a) "AGREEMENT" means this consulting agreement as amended and supplemented from time to time;

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         (b)      "BOARD" means the board of directors of the Company;

         (c) "BUSINESS DAY" means any day other than Saturday, Sunday or a statutory holiday in British Columbia;

         (d)      "CONSULTING FEES" has the meaning given in Article 4;

         (e) "CONSULTING SERVICES" means such advice, assistance and services with respect to such matters as the Company may reasonably prescribe from time to time;

         (f) "PARTIES" means parties to this Agreement, and "PARTY" means any one of them; and

         (g)      "TERM" has the meaning given in Article 3.

1.2               GOVERNING LAW

This Agreement shall be governed by and be constructed in accordance with the laws of the Province of British Columbia and laws of Canada applicable in the Province of British Columbia.

1.3               SEVERABILITY

If any one or more of the provisions contained in this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

1.4               ENUREMENT

This Agreement shall enure to the benefit of and be binding on the Parties and their respective heirs, successors, personal representatives and permitted assigns.

1.5               HEADINGS

The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

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2.0               CONSULTING  SERVICES

The Company hereby retains the Consultant, on a non-exclusive basis, to provide to the Company the Consulting Services as requested by the Company, acting reasonably, from time to time.

3.0               TERM

The term of this Agreement (the "Term") shall commence on the day Chelsea Pacific Financial Corp. ("Chelsea") meets the First Financing Milestone, as that term is defined in Section 7.1(a) of the Escrow Agreement between Pacific Corporate Trust Company, Cool Entertainment, Chelsea, Minas Novas Gold Corp. (the "U.S. Company") and Clement Kar Man Lau, William James Hadcock, Leonard Wayne Voth and Marc Gregory Belcourt (Lau, Hadcock, Voth and Belcourt are herein collectively referred to as the "Vendors") of even date herewith (the "Escrow Agreement"), and ending on that day (the "Expiry Date") which is the earlier of:

         (a) one year from the day on which Chelsea meets the Fourth Financing Milestone (as defined in Section 7.1(d) of the Escrow Agreement); and

         (b) the day the Vendors become entitled to terminate Chelsea's right of first refusal provided in Section 7 of the Amendment and Restatement between Chelsea, the Vendors, Cool Entertainment and the U.S. Company of even date herewith (the "Amendment and Restatement") pursuant to Section 7.4(h)(i) of the Escrow Agreement.

4.0               REMUNERATION  FOR  CONSULTING  SERVICES

As remuneration for the Consulting Services, the Company will pay to the Consultant a fee of US$25,000 per year commencing on the commencement of the Term (the "Consulting Fees").

5.0               CONFIDENTIAL  INFORMATION

5.1               CONFIDENTIALITY

The Consultant acknowledges that during the Term, the Consultant will:

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         (a)      have access to and will be entrusted with detailed
                  confidential information, know-how and trade secrets relating to the business and affairs of the Company, Cool Entertainment and the U.S. Company including, without limitation, finances, products, services, dealings and transactions of Cool Entertainment and the U.S. Company, and the names, addresses, preferences or other particular business requirements of Cool Entertainment's and the U.S. Company's customers ("Confidential Information"), and that the disclosure of Confidential Information to competitors of the Company, Cool Entertainment or the U.S. Company or to the public would be highly detrimental to the best interests of the Company, Cool Entertainment and the U.S. Company;

         (b) in the course of performing services hereunder, the Consultant will be one of the principal representatives of Cool Entertainment and the U.S. Company and as such will be significantly responsible for maintaining or enhancing the goodwill of Cool Entertainment and the U.S. Company; and

         (c) the rights of the Company, Cool Entertainment and the U.S. Company to maintain the confidentiality of Confidential Information, and to preserve its goodwill, constitute proprietary rights of the Company, Cool Entertainment and the U.S. Company which the Company, Cool Entertainment and the U.S. Company are entitled to protect;

and the Consultant will not, during the Term and for one year after the expiry thereof, disclose to any person, firm or corporation any Confidential Information for any purpose other than the purposes of Cool Entertainment and the U.S. Company and the Consultant will not disclose or use for any purpose other than for those of Cool Entertainment or the U.S. Company any Confidential Information, provided that the foregoing covenant shall not extend to Confidential Information which:

         (a) disclosure of is specifically consented to in writing by the Company, Cool Entertainment and the U.S. Company;


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         (b)      the Consultant is required by applicable law or by an order of a court of competent jurisdiction to disclose;

         (c) now or subsequently becomes available to the public through no fault of the Consultant;

         (d) the Consultant can demonstrate to have had rightfully in its possession prior to disclosure to the Consultant by the Company, Cool Entertainment or the U.S. Company;

         (e) is independently developed by the Consultant without the use of any Confidential Information; or

         (f) the Consultant rightfully obtains from a third party who has the right to transfer or disclose it.

The Consultant acknowledges that the foregoing covenant is necessary and fundamental for the protection of the businesses of Cool Entertainment and the U.S. Company and that a breach by the Consultant of such covenant would result in damage to Cool Entertainment and the U.S. Company which would not be adequately compensated by an award of damages to Cool Entertainment or the U.S. Company and that, in addition to all other remedies available to Cool Entertainment or the U.S. Company, Cool Entertainment and the U.S. Company shall be entitled to the immediate remedy of a restraining order, injunction or other form of relief as may be decreed or issued by any court of competent jurisdiction to restrain or enjoin the Consultant from breaching such covenant.



6.0               BREACH OF COVENANTS

If the Consultant is in breach of any of his covenants under this Agreement, the Company shall have the right at any time to terminate this Agreement by giving to the Consultant 30 days' notice of its intention to terminate and upon the expiry of such 30 day period this Agreement will

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terminate except for the provisions of Articles 5 and 10, which shall survive for a period of one year from such termination, and Article 8.

7.0               MISCELLANEOUS

7.1               NO PARTNERSHIP OR AGENCY

The relationship between the Company and the Consultant is that of independent contractor and nothing herein contained shall be interpreted so as to create a partnership or agency relationship between the Parties.

7.2               ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes and replaces all previous correspondence, written or oral, with respect to the subject matter hereof.

7.3               NOTICE

All communications required to be given under this Agreement will be in writing and will be deemed to have been properly given if transmitted by facsimile transmission or delivered to the address of the Party directly, and will be deemed to have been received, if transmitted by facsimile transmission, on the first Business Day following that facsimile transmission, or if delivered, upon the date of delivery. The communications will be sent to the addresses set forth on page one of this Agreement or any other address or addresses that the Parties shall advise the other in writing from time to time.

8.0               TAXES AND OBLIGATIONS

Each of the Company and the Consultant shall be responsible for their own legal obligations and will pay their own taxes and make their own payroll and other deductions, as required by applicable law. Each Party agrees to indemnify and save harmless the other from any claim which may affect the other Party in the event of a breach by such Party of its obligations under this Agreement.

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9.0               TERMINATION

Except for the provisions of Articles 5, 10 and 8, either Party may terminate this Agreement upon giving 30 days' prior notice in writing to the other.

10.0              NON-COMPETITION

10.1 The Consultant covenants and agrees that he will not, until that day which is the earlier of: (i) one year from the expiry of the Term; and
(ii) the day the Vendors become entitled to terminate Chelsea's right of first refusal provided in Section 7 of the Amendment and Restatement pursuant to
Section 7.4(h)(i) of the Escrow Agreement:

                  (a) directly or indirectly, in any capacity whatsoever, alone or in association with any other person, firm or corporation (other than the Company or Cool Entertainment), as a principal, agent, shareholder, director, guarantor, creditor, or in any other relationship whatsoever, save and except as an employee only, engage or be concerned or interested in any business substantially similar to the business of Cool Entertainment and which may compete with the business of Cool Entertainment at any time during that period in any territory in which Cool Entertainment carries on its business;

                  (b) directly or indirectly, use or disclose to any person, except duly authorized officers and employees of the Company and Cool Entertainment, any Confidential Information acquired by him by reason of his involvement and association with the Company; or

                  (c) directly or indirectly, solicit any customer of Cool Entertainment, as of the date of termination of employment, in any territory in which Cool Entertainment carries on its business during that period.

Notwithstanding the foregoing, the Consultant may invest in or have an interest in entities traded on any public market or offered by any brokerage house, if an so long as the interest does not exceed 5% of the voting control of such entity.

10.2 The parties recognize that irreparable damage would result from any violation of the covenant in Section 10.1. It is therefore expressly agreed that, in addition to any and all of

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the remedies available to the Company and Cool Entertainment, they will each be entitled to the immediate remedy of injunction or such other equitable relief as may be decreed or issued by any court of competent jurisdiction to enforce
Section 10.1 hereof.

10.3 The Consultant acknowledges that the covenant in Section 10.1 hereof is given for good and valuable consideration (receipt of which is hereby acknowledged), and that by reason of his unique knowledge of and his association with the business of Cool Entertainment, the scope of such covenant as to time and area is reasonable and commensurate with the protection of the legitimate interests of Cool Management and Cool Entertainment. The covenant in Section
10.1 shall survive expiry of the Term for a period of one year, and such covenant is severable for that purpose. If any part of such covenant is held to be unenforceable by a court of competent jurisdiction, such part may be severed and replaced by the widest term that would not be held to be void or unenforceable. The Consultant waives all defences to the strict enforcement of such covenant.



11.0              INTELLECTUAL PROPERTY AND STOCK OPTION PLAN

11.1 The Consultant acknowledges that intellectual property developed by him in the course of provision of services to the Company hereunder will be the property of Cool Entertainment (subject to Section 7.4(c) of the Escrow Agreement), and the Consultant will cooperate with Cool Entertainment with respect to the making of any filings reasonably necessary to protect such intellectual property, and will execute all documents reasonably necessary to transfer the ownership of benefits thereof to Cool Entertainment.

11.2 The Consultant will be entitled to participate in any stock option plan established by the U.S. Company , which upon completion of the transaction described in the Amendment and Restatement shall be the owner of all of the issued and outstanding shares in the capital of Cool Entertainment, on a basis at least as favourable as that of any other participant therein.

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IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written.


COOL MANAGEMENT INC.

Per:

/s/ Clement K.M. Lau
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Clement K.M. Lau:
Authorized Signatory


Signed, sealed and delivered                )
by LEONARD WAYNE VOTH                       )
in the presence of:                         )
                                            )
/s/ Campbell Fitch                          )
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S. Campbell Fitch                           )
                                            )
1000, 840 HOWE STREET, VANCOUVER, B.C.      )
--------------------------------------      )    /s/ Leonard Wayne Voth
Address                                     )    -------------------------------
                                            )    LEONARD WAYNE VOTH
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                                            )
                                            )
Lawyer                                      )
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Occupation                                  )